Exhibit 10.1

CALIFORNIA COMMERCIAL LEASE

This Lease Agreement made the 15 day of December 2020, by and between Drax, Industries, Inc., a Wyoming Corporation, hereinafter referred to as "Lessee", and Optec International, Inc., a Wyoming Corporation, hereinafter referred to as "Lessor", collectively referred to herein as the “Parties”, agree as follows:

1.       DESCRIPTION OF LEASED PREMISES: The Lessor agrees to lease to the Lessee the following described 2,500 square feet (SF) of industrial space and 500 square feet of office space] located at 3151 Scott Street, Suite C, Vista, California 92081.

Hereinafter known as the “Premises”.

2.       USE OF LEASED PREMISES: The Lessor is leasing the Premises to the Lessee and the Lessee is hereby agreeing to lease the Premises for the following use and purpose:

For the assembly of mobile cooling trailers and shop work and any other type of fabrication and or assembly. Any Lawful purpose. Any change in use or purpose the Premises other than as described above shall be upon prior written consent of Lessor only.

3.       TERM OF LEASE: The term of this Lease shall be for a period of 3 years, commencing on the15 day of December 2020 and expiring at Midnight on the December 14, 2023. (“Initial Term”)

4.       BASE RENT: The net monthly payment shall be three thousand dollars ($3,000.00), payable monthly with the first payment due on September 15, 2021 and each monthly installment payable thereafter on the 15th day of each month. Said net monthly payment is-hereafter referred to as the "Base Rent". Rent for any period during the term hereon, which is for less than 1 month shall be a pro-rata portion of the monthly rent.

5.        OPTION TO RENEW:)

Lessee may not renew the Lease.

6.       EXPENSES: The lease is considered a Gross Lease

It is the intention of the Parties that this Lease be considered a “Gross Lease” and as such, the Base Rent is the entirety of the monthly rent. Therefore, the Lessee is not obligated to pay any additional expenses which includes utilities, real estate taxes, insurance (other than on the Lessee’s personal property), charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. The Lessor shall be obligated to maintain the general exterior structure of the Premises, in addition, shall maintain all major systems such as the heating, plumbing, and electrical. The parking area shall be maintained by the Lessor including the removal of any snow or environmental hazards as well as the grounds and lands surrounding the Premises. The Lessor shall maintain at their expense casualty insurance for the Premises against loss by fire which may or may not include any extended coverage.

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7.        SECURITY DEPOSIT: In addition to the above, a deposit in the amount of four thousand dollars ($1,000), shall be due and payable in advance or at the signing of this Lease, hereinafter referred to as the “Security Deposit”, and shall be held in escrow by the Lessor in a separate, interest-bearing savings account as security for the faithful performance of the terms and conditions of the Lease. The Security Deposit may be used to pay the last month’s rent unless written permission is granted by the Lessor.

8.       LEASEHOLD IMPROVEMENTS: The Lessee agrees that no leasehold improvements, alterations or changes of any nature, (except for those listed on any attached addenda) shall be made to the leasehold premises or the exterior of the building without first obtaining the consent of the Lessor in writing, which consent shall not be unreasonably withheld, and thereafter, any and all leasehold improvements made to the Premises which become affixed or attached to the leasehold Premises shall remain the property of the Lessor at the expiration or termination of this Lease Agreement.

Nothing in the Lease shall be construed to authorize the Lessee or any other person acting for the Lessee to encumber the rents of the Premises or the interest of the Lessee in the Premises or any person under and through whom the Lessee has acquired its interest in the Premises with a mechanic’s lien or any other type of encumbrance. Under no circumstance shall the Lessee be construed to be the agent, employee or representative of Lessor. In the event a lien is placed against the Premises, through actions of the Lessee, Lessee will promptly pay the same or bond against the same and take steps immediately to have such lien removed. If the Lessee fails to have the Lien removed, the Lessor shall take steps to remove the lien and the Lessee shall pay Lessor for all expenses related to the Lien and removal thereof and shall be in default of this Lease.

9.       LICENSES AND PERMITS: A copy of any and all local, state or federal permits acquired by the Lessee which are required for the use of the Premises shall be kept on site at all times and shall be readily accessible and produced to the Lessor and/or their agents or any local, state, or federal officials upon demand.

10.       OBLIGATIONS OF LESSEE: The Lessee shall be primarily responsible whenever needed for the maintenance and general pickup of the entranceway leading into the Premises, so that this is kept in a neat, safe and presentable condition. The Lessee shall also be responsible for all minor repairs and maintenance of the leasehold Premises, particularly those items which need immediate attention and which the Lessees, or their employees, can do and perform on their own, including but not limited to, the replacement of light bulbs, as well as the normal repair and cleaning of windows, cleaning and clearing of toilets, etc., and the Lessee shall properly maintain the Premises in a good, safe, and clean condition. The Lessee shall properly and promptly remove all rubbish and hazardous wastes and see that the same are properly disposed of according to all local, state or federal laws, rules regulations or ordinances.

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In the event the structure of the Premises is damaged as a result of any neglect or negligence of Lessee, their employees, agents, business invitees, or any independent contractors serving the Lessee or in any way as a result of Lessee’s use and occupancy of the Premises, then the Lessee shall be primarily responsible for seeing that the proper claims are placed with the Lessee’s insurance company, or the damaging party's insurance company, and shall furthermore be responsible for seeing that the building is safeguarded with respect to said damage and that all proper notices with respect to said damage, are made in a timely fashion, including notice to the Lessor, and the party or parties causing said damage. Any damage that is not covered by an insurance company will be the liability of the Lessee.

The Lessee shall, during the term of this Lease, and in the renewal thereof, at its sole expense, keep the interior of the Premises in as good a condition and repair as it is at the date of this Lease, reasonable wear and use excepted. This obligation would include the obligation to replace any plate glass damaged as a result of the neglect or acts of Lessee or her guests or invitees. Furthermore, the Lessee shall not knowingly commit nor permit to be committed any act or thing contrary to the rules and regulations prescribed from time to time by any federal, state or local authorities and shall expressly not be allowed to keep or maintain any hazardous waste materials or contaminates on the Premises. Lessee shall also be responsible for the cost, if any, which would be incurred to bring her contemplated operation and business activity into compliance with any law or regulation of a federal, state or local authority.

11.       DAMAGE TO LEASED PREMISES: In the event the building housing the Premises shall be destroyed or damaged as a result of any fire or other casualty which is not the result of the intentional acts or neglect of Lessee and which precludes or adversely affects the Lessee’s occupancy of the Premises, then in every such cause, the rent herein set forth shall be abated or adjusted according to the extent to which the leased Premises have been rendered unfit for use and occupation by the Lessee and until the demised Premises have been put in a condition at the expense of the Lessor, at least to the extent of the value and as nearly as possible to the condition of the Premises existing immediately prior to such damage. It is understood, however, in the event of total or substantial destruction to the Premises that in no event shall the Lessor's obligation to restore, replace or rebuild exceed an amount equal to the sum of the insurance proceeds available for reconstruction with respect to said damage.

12.       DEFAULT AND POSSESSION: In the event that the Lessee shall fail to pay said rent, and expenses as set forth herein, or any part thereof, when the same are due and payable, or shall otherwise be in default of any other terms of said Lease for a period of more than 15 days, after receiving notice of said default, then the parties hereto expressly agree and covenant that the Lessor may declare the Lease terminated and may immediately re-enter said Premises and take possession of the same together with any of Lessee’s personal property, equipment or fixtures left on the Premises which items may be held by the Lessor as security for the Lessee’s eventual payment and/or satisfaction of rental defaults or other defaults of Lessee under the Lease. It is further agreed, that if the Lessee is in default, that the Lessor shall be entitled to take any and all action to protect its interest in the personal property and equipment, to prevent the unauthorized removal of said property or equipment which threatened action would be deemed to constitute irreparable harm and injury to the Lessor in violation of its security interest in said items of personal property. Furthermore, in the event of default, the Lessor may expressly undertake all reasonable preparations and efforts to release the Premises including, but not limited to, the removal of all inventory, equipment or leasehold improvements of the Lessee’s, at the Lessee’s expense, without the need to first procure an order of any court to do so, although obligated in the interim to undertake reasonable steps and procedures to safeguard the value of Lessee’s property, including the storage of the same, under reasonable terms and conditions at Lessee’s expense, and, in addition, it is understood that the Lessor may sue the Lessee for any damages or past rents due and owing and may undertake all and additional legal remedies then available.

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Rent which is in default for more than 10 days after due date shall accrue a payment penalty of one hundred dollars ($100) per day until the amount is paid in full.

13.       INDEMNIFICATION: The Lessee hereby covenants and agrees to indemnify, defend and hold the Lessor harmless from any and all claims or liabilities which may arise from any cause whatsoever as a result of Lessee’s use and occupancy of the Premises, and further shall indemnify the Lessor for any losses which the Lessor may suffer in connection with the Lessee’s use and occupancy or care, custody and control of the Premises. The Lessee also hereby covenants and agrees to indemnify and hold harmless the Lessor from any and all claims or liabilities which may arise from any latent defects in the subject Premises that the Lessor is not aware of at the signing of the lease or at any time during the lease term.

14.       BANKRUPTCY - INSOLVENCY: The Lessee agrees that in the event all or a substantial portion of the Lessee’s assets are placed in the hands of a receiver or a Trustee, and such status continues for a period of 30 days, or should the Lessee make an assignment for the benefit of creditors or be adjudicated bankrupt; or should the Lessee institute any proceedings under the bankruptcy act or any amendment thereto, then such Lease or interest in and to the leased Premises shall not become an asset in any such proceedings and, in such event, and in addition to any and all other remedies of the Lessor hereunder or by law provided, it shall be lawful for the Lessor to declare the term hereof ended and to re-enter the leased land and take possession thereof and all improvements thereon and to remove all persons therefrom and the Lessee shall have no further claim thereon.

15.       SUBORDINATION AND ATTORNMENT: Upon request of the Lessor, Lessee will subordinate its rights hereunder to the lien of any mortgage now or hereafter in force against the property or any portion thereof, and to all advances made or hereafter to be made upon the security thereof, and to any ground or underlying lease of the property provided, however, that in such case the holder of such mortgage, or the Lessor under such Lease shall agree that this Lease shall not be divested or in any way affected by foreclosure, or other default proceedings under said mortgage, obligation secured thereby, or Lease, so long as the Lessee shall not be in default under the terms of this Lease. Lessee agrees that this Lease shall remain in full force and effect notwithstanding any such default proceedings under said mortgage or obligation secured thereby.

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Lessee shall, in the event of the sale or assignment of Lessor's interest in the building of which the Premises form a part, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Lessor covering the Premises, attorn to the purchaser and recognize such purchaser as Lessor under this Lease.

16.       MISCELLANEOUS TERMS:

I.	Usage by Lessee: Lessee shall comply with all rules, regulations and laws of any governmental authority with respect to use and occupancy. Lessee shall not conduct or permit to be conducted upon the Premises any business or permit any act which is contrary to or in violation of any law, rules or regulations and requirements that may be imposed by any authority or any insurance company with which the Premises is insured, nor will the Lessee allow the Premises to be used in any way which will invalidate or be in conflict with any insurance policies applicable to the building. In no event shall explosives or extra hazardous materials be taken onto or retained on the Premises. Furthermore, Lessee shall not install or use any equipment that will cause undue interference with the peaceable and quiet enjoyment of the Premises by other tenants of the building.

II.	Signs: Lessee shall not place on any exterior door, wall or window of the Premises any sign or advertising matter without Lessor’s prior written consent. Thereafter, Lessee agrees to maintain such sign or advertising matter as first approved by Lessor in good condition and repair. Furthermore, Lessee shall conform to any uniform reasonable sign plan or policy that the Lessor may introduce with respect to the building. Upon vacating the Premises, Lessee agrees to remove all signs and to repair all damages caused or resulting from such removal.

III.	Pets: Unless otherwise stated in this Lease Agreement, the only pets that shall be allowed on the Premises are those needed legally due to a disability or handicap.

IV.	Condition of Premises/Inspection by Lessee: The Lessee has had the opportunity to inspect the Premises and acknowledges with its signature on this lease that the Premises are in good condition and comply in all respects with the requirements of this Lease. Furthermore, the Lessor makes no representation or warranty with respect to the condition of the Premises or its fitness or availability for any particular use, and the Lessor shall not be liable for any latent or patent defect therein. Furthermore, the Lessee represents that Lessee has inspected the Premises and is leasing and will take possession of the Premises with all current fixtures present in their “as is” condition as of the date hereof.

V.	Right of Entry: It is agreed and understood that the Lessor and its agents shall have the complete and unencumbered right of entry to the Premises at any time or times for purposes of inspecting or showing the Premises and for the purpose of making any necessary repairs to the building or equipment as may be required of the Lessor under the terms of this Lease or as may be deemed necessary with respect to the inspection, maintenance or repair of the building.

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17.       ESTOPPEL CERTIFICATE: Lessee at any time and from time to time, upon at least ten (10) days prior notice by Lessor, shall execute, acknowledge and deliver to Lessor, and/or to any other person, firm or corporation specified by Lessor, a statement certifying that the Lease is unmodified and in full force and effect, or if the Lease has been modified, then that the same is in full force and effect except as modified and stating the modifications, stating the dates to which the fixed rent and additional rent have been paid, and stating whether or not there exists any default by Lessor under this Lease and, if so, specifying each such default.

18.       HOLDOVER: Should Lessee remain in possession of the Premises after the cancellation, expiration or sooner termination of the Lease, or any renewal thereof, without the execution of a new Lease or addendum, such holding over in the absence of a written agreement to the contrary shall be deemed, if Lessor so elects, to have created and be construed to be a tenancy from month to month, terminable upon thirty (30) days’ notice by either party.

19.       WAIVER: Waiver by Lessor of a default under this Lease shall not constitute a waiver of a subsequent default of any nature.

20.       GOVERNING LAW: This Lease shall be governed by the laws of the State of California.

21.       NOTICES: Payments and notices shall be addressed to the following:

Lessor

Optec International, Inc.

c/o Sabrina Alvez

1255 Keystone Way,

Vista California 92081

Lessee

Drax, Industries, Inc.

c/o Virgil Enriquez

3151 Scott Street,

Suite C,

Vista, California 92081

22.        AMENDMENT: No amendment of this Lease shall be effective unless reduced to writing and subscribed by the parties with all the formality of the original.

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23.       BINDING EFFECT: This Lease and any amendments thereto shall be binding upon the Lessor and the Lessees and/or their respective successors, heirs, assigns, executors and administrators.

IN WITNESS WHEREOF, the parties hereto set their hands and seal this 15th day of December 2020.

Lessee’s Signature	VIRGIL ENRIQUEZ

/s/ Virgil Enriquez	Drax, Industries Inc. Virgil Enriquez, President

Lessor’s Signature	SABRINA ALVEZ

/s/ Sabrina Alvez	Optec International, Inc.

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